EXHIBIT 99.01

Chegg Reports Third Quarter 2025 Earnings
Exceeds guidance and builds momentum as a B2B skilling-focused company, targeting a $40B+ market

SANTA CLARA, Calif., November 10, 2025 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended September 30, 2025.

“This quarter marks an inflection point for Chegg with our recent decisive action to streamline our structure, strengthen our balance sheet, and focus Chegg on the large and growing skilling market,” said Dan Rosensweig, CEO and Executive Chairman of Chegg. “AI has created tailwinds for our Chegg Skilling business, and with clarity of purpose, a lower cost structure, and the right assets in place, Chegg is positioned to drive meaningful long-term value for our shareholders.”

Third Quarter 2025 Highlights

•Total Net Revenues of $77.7 million, a decrease of 43% year-over-year
•Gross Margin of 59%
•Non-GAAP Gross Margin of 62%
•Net Loss was $17.5 million
•Non-GAAP Net Income was $0.4 million
•Adjusted EBITDA was $13.3 million

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Chegg Skills, advertising services, content licensing, print textbooks and eTextbooks.

For more information about non-GAAP net income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net income to net loss, gross margin to non-GAAP gross margin and adjusted EBITDA to net loss, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Fourth Quarter 2025

•Chegg Skilling Revenues of $18 million
•Total Net Revenues in the range of $70 million to $72 million
•Gross Margin between 57% and 58%
•Adjusted EBITDA in the range of $10 million to $11 million

Full Year 2025
•Chegg Skilling Revenues of approximately $70 million
•Capital Expenditures of approximately $27 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the fourth quarter 2025, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO & Executive Chairman Chegg, Inc.

Thank you, Tracey. Hello and thank you everyone for joining Chegg’s third-quarter 2025 earnings call.

Despite our current challenges, I’m honored to return as the CEO and Executive Chairman of Chegg. The board and I believe the company is undervalued and see a significant opportunity to rebuild and reinvent Chegg and return it to a growing company with strong adjusted EBITDA margins and cash flow. We split the company into two units: our growth business, Chegg Skilling, which we expect to have sustainable double-digit growth, and our legacy academic services, which will focus on generating cash. This new structure gives us the cash and assets we need to rebuild, and I firmly believe we will create significant long-term value for our shareholders.

It’s clear that the rise of AI and the subsequent negative impact on traditional sources of traffic have disrupted almost every direct-to-consumer industry. We are dealing with these realities head on. Two weeks ago, we took decisive action, restructuring the company to enable our academic services to operate more efficiently and generate significantly more cash flow, while repositioning Chegg Skilling to become a larger, more profitable B2B SaaS business. This was hard because of the impact on a large number of employees, but it was a necessary and positive decision for the future of Chegg.

Our clarity of purpose and lower cost structure is energizing and gives us the ability to invest in our skilling business, which is experiencing tailwinds, and already generating double digit growth. We’re now in the right categories with the right business model, and are beginning to see momentum from our efforts.

The impact of AI has resulted in a large number of companies needing to reskill their employees, especially around AI. The skilling market is already large – more than $40 billion today – and has turned its attention to workforce, AI and language learning.

We start from a position of strength. We have two valuable skilling assets. The first in language learning, with Busuu, and the second in skills, with Chegg Skills. Busuu is helping the true language learner, differentiated by its focus on speaking, not just translation. Chegg Skills already has a strong catalog of courses on in-demand topics, which will only get stronger. We are combining them, investing in them, and over time, will expand with additional assets. We plan to report them as a single unit called Chegg Skilling for external revenue reporting, so you can track our progress and growth.

In that spirit, Chegg Skilling is ending 2025 with strong momentum, expecting 14% year over year growth and full year revenue of $70 million. Looking ahead, we expect the business to continue growing at a double-digit pace.

I’ve spent 42 years in the technology industry, and one constant has been that platform changes bring both incredible disruption and opportunity. We reinvented Chegg and created a bigger, more valuable company, and we can do it again. What started as a textbook rental company transformed into an education technology company that helped tens of millions of students succeed. Our next chapter, Chegg Skilling, is in a very large and growing market. We have the ability to use our skilling assets and our balance sheet to build a great company. And we are excited about the opportunities ahead.

I’m confident that Chegg will evolve and thrive and I am grateful for the opportunity to lead our team through the next chapter.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Dan and good afternoon.

Today, I will be presenting our financial performance for the third quarter of 2025, along with the company’s outlook for the fourth quarter.

We delivered a good third quarter, surpassing our revenue expectations, and outperforming our adjusted EBITDA guidance by $5 million, as a direct result of our cost cutting and restructurings. With our strategic shift toward the large and growing skilling market, we are now well positioned to enter the next phase of our growth.

In the third quarter, total revenue was $78 million, a decrease of 42% year-over-year. Reduced traffic impacted our business in two key ways. First, it led to fewer subscribers and less subscription revenue. And second, within Skills and Other, it led to fewer sessions, which significantly reduced advertising revenue.

As Dan mentioned earlier, going forward we will break out our Skilling Business, which only includes Busuu and Chegg Skills, so you can track our progress.

Moving on to expenses, non-GAAP operating expenses were $49 million in the quarter, a reduction of approximately $41 million, or 46%, year-over-year, driven by the execution of our restructurings. Our third quarter adjusted EBITDA was $13 million, representing a margin of 17%.

To position ourselves for future growth, we overhauled our cost structure to be more efficient and allow us to invest in future growth. To put this in context, in 2024, our total non-GAAP expenses were $536 million, and we’re on track to reduce them to under $250 million by 2026.

Our investments in AI have enabled us to continue to reduce our CapEx, which was $6 million in Q3, down 63% year over year. We anticipate full-year 2025 CapEx of approximately $27 million, with a targeted further reduction of approximately 60% in 2026, while still delivering a high-quality experience that our students expect from us.

Free cash flow for the third quarter was negative $900 hundred thousand which was primarily impacted by a one-time $7.5 million settlement payment to the FTC and $5.5 million in severance payments related to our restructurings. Our company will continue to generate strong cash flow, although it will be temporarily affected by $15 to $19 million in cash expenditures for employee transition and severance costs associated with our recently announced restructuring. These payments will occur over the fourth and first quarters. Considering this, we are still on a path to generate meaningful free cash flow in 2026.

Looking at the balance sheet, we concluded the quarter with cash and investments of $112 million and a net cash balance of $49 million.

Looking ahead, and using our new revenue breakout, for Q4 guidance, we expect:

•$18 million of revenue from our Skilling business which represents an increase of 14% year over year;
•Total revenue between $70 and $72 million;
•Gross margin to be in the range of 57 to 58 percent;
•And adjusted EBITDA between $10 and $11 million.

In closing, the path has been difficult, but the outcome will be positive. We are now a more lean and efficient company with a Skilling business that is expected to grow 14% in Q4. We believe we are turning the corner and are on a path to future growth and profitability. We look forward to sharing more detail on our February earnings call, including greater visibility into our multi-year growth plan for skilling and how we intend to drive additional value in the years ahead.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018 or outside the U.S. +1-201-689-8471. A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. Participants can also access the call using the Call me link for instant telephone access to the event, which will be active 15 minutes before the scheduled start time.

An audio replay will be available from 7:30 p.m. Eastern Time on November 10, 2025, until 11:59 p.m. Eastern Time on November 17, 2025, by calling 1-844-512-2921 or outside the U.S. +1-412-317-6671, with Access ID 13756623. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://investor.chegg.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://investor.chegg.com, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is a learning platform helping businesses bring new skills to their workforce and giving lifelong learners and students the skills and confidence to succeed. Focused on the skilling market, which is $40 billion and growing, Chegg offers innovative tools for workplace readiness, professional upskilling, and language learning. Chegg also continues to offer students artificial intelligence (AI)-driven, personalized support. Chegg remains committed to its mission of improving learning outcomes and career opportunities for millions around the world. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, acquisition-related compensation costs, impairment expense, restructuring charges, content and related assets charge and transitional logistic charges; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, impairment of lease related assets, and loss contingency; (6) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, loss contingency, and transitional logistic charges; (7) non-GAAP net income as net loss excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, gain on sale of strategic equity investment, gain on early extinguishment of debt, loss contingency and transitional logistic charges; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Content and related assets charge.

The content and related assets charge represents a write off of certain content and related assets. The content and related assets charge is excluded from non-GAAP financial measures because it is the result of a discrete event that is not considered core-operating activities. Chegg believes that it is appropriate to exclude the content and related assets charge from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring charges.

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of goodwill, intangible assets, and property and equipment. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss contingency.

We record a contingent liability for a loss contingency related to legal matters when a loss is both probable and reasonably estimable. The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Impairment of strategic equity investment.

The impairment of strategic equity investment represents a one-time event to record an impairment charge on our strategic equity investment. The impairment of strategic equity investment is a non-cash expense and we believe the exclusion from non-GAAP financial measures provides investors with a better comparison of period-over-period results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record the sale of our equity investment in Sound Ventures. We believe that it is appropriate to exclude the gain from non-GAAP financial measure because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the impact of our leadership transition and the conclusion of our process to explore strategic alternatives; our newly announced restructuring plan, including the number of employees impacted by the reduction in force, the amount and timing of the charges we will incur in connection with these actions, the amount and timing of cost savings; our expectations regarding future revenue generation and growth; our ability to successfully implement our new strategic focus and positions Chegg for a return to sustainable revenue and Adjusted EBITDA growth over time; our revenue and adjusted EBITDA guidance for Q3 2025; our ability to weather current and future business challenges and to stabilize the business; the impact of generative AI on our business and all statements about our outlook. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on our business and the economy generally; our ability to stabilize the business by attracting new learners to, and retaining existing learners on, our learning platform in light of declining revenue and user traffic; the impact and effectiveness of our internal restructuring activities; our ability to effectively control operating costs; our ability to innovate and offer new products and services in response to competitive technology and market developments, including generative AI; competition in all aspects of our business, including with respect to AI and our expectation that such competition will increase; the outcome of our litigation against Google; our ability to maintain our services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; the outcome of any current litigation and investigations; the possibility that the NYSE may delist our common stock; and general economic, political and industry conditions, including escalating international trade tensions, including tariffs and trade restrictions, fluctuating inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2025, as supplemented by the Company’s subsequent Quarterly Reports on Form 10-Q, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$38,180	$161,475
Short-term investments	58,209	154,249
Accounts receivable, net of allowance of $147 and $190 at September 30, 2025 and December 31, 2024, respectively	15,440	23,641
Prepaid expenses	18,742	17,100
Other current assets	72,788	81,094
Total current assets	203,359	437,559
Long-term investments	15,277	212,650
Property and equipment, net	125,598	170,648
Intangible assets, net	7,117	10,347
Right of use assets	18,088	22,256
Other assets	8,832	15,491
Total assets	$378,271	$868,951
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$8,850	$15,159
Deferred revenue	32,148	39,217
Accrued liabilities	111,048	115,360
Current portion of convertible senior notes, net	62,558	358,605
Total current liabilities	214,604	528,341
Long-term liabilities
Convertible senior notes, net	—	127,344
Long-term operating lease liabilities	15,355	18,509
Other long-term liabilities	2,259	1,776
Total long-term liabilities	17,614	147,629
Total liabilities	232,218	675,970
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 108,776,132 and 104,880,048 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	109	105
Additional paid-in capital	1,139,266	1,114,550
Accumulated other comprehensive loss	(33,263)	(32,233)
Accumulated deficit	(960,059)	(889,441)
Total stockholders' equity	146,053	192,981
Total liabilities and stockholders' equity	$378,271	$868,951

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$77,742	$136,593	$304,249	$474,090
Cost of revenues(1)	31,701	43,420	121,152	135,328
Gross profit	46,041	93,173	183,097	338,762
Operating expenses:
Research and development(1)	18,350	41,337	76,495	129,423
Sales and marketing(1)	11,583	26,508	54,614	80,428
General and administrative(1)	33,232	51,910	132,572	161,460
Impairment expense	—	195,708	2,000	677,239
Total operating expenses	63,165	315,463	265,681	1,048,550
Loss from operations	(17,124)	(222,290)	(82,584)	(709,788)
Interest expense, net and other income, net:
Interest expense, net	(41)	(658)	(549)	(1,959)
Other income, net	1,377	7,586	16,433	25,485
Total interest expense, net and other income, net	1,336	6,928	15,884	23,526
Loss before provision for income taxes	(15,788)	(215,362)	(66,700)	(686,262)
(Provision for) benefit from income taxes	(1,683)	2,723	(3,918)	(144,681)
Net loss	$(17,471)	$(212,639)	$(70,618)	$(830,943)
Net loss per share, basic and diluted	$(0.16)	$(2.05)	$(0.66)	$(8.08)
Weighted average shares used to compute net loss per share, basic and diluted	108,450	103,723	106,851	102,893

(1) Includes share-based compensation expense and restructuring charges as follows:

Share-based compensation expense:
Cost of revenues	$102	$471	$471	$1,450
Research and development	1,141	7,492	5,937	23,824
Sales and marketing	352	2,100	1,826	5,966
General and administrative	4,330	11,868	16,860	38,027
Total share-based compensation expense	$5,925	$21,931	$25,094	$69,267

Restructuring charges:
Cost of revenues	$915	$12	$1,656	$203
Research and development	2,511	827	10,303	2,909
Sales and marketing	92	—	2,234	906
General and administrative	5,614	1,273	16,781	4,822
Total restructuring charges	$9,132	$2,112	$30,974	$8,840

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(70,618)	$(830,943)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	25,094	69,267
Depreciation and amortization expense	63,641	58,966
Deferred tax assets	319	141,103
Operating lease expense, net of accretion	2,883	4,647
Amortization of debt issuance costs	459	1,628
Loss from write-offs of property and equipment	793	2,024
Gain on early extinguishment of debt	(7,360)	—
Realized gain on sale of investments	(752)	—
Impairment expense	2,000	677,239
Impairment of lease related assets	3,004	2,189
Impairment of strategic equity investment	6,000	—
Loss contingency	—	5,100
Other non-cash items	1,049	222
Change in assets and liabilities:
Accounts receivable	8,592	8,019
Prepaid expenses and other current assets	7,822	(55,725)
Other assets	1,323	(469)
Accounts payable	(4,977)	(8,308)
Deferred revenue	(8,195)	(11,763)
Accrued liabilities	(3,301)	46,849
Other liabilities	(3,277)	(2,968)
Net cash provided by operating activities	24,499	107,077
Cash flows from investing activities
Purchases of property and equipment	(21,651)	(61,659)
Purchases of investments	(793)	(134,213)
Maturities of investments	111,124	96,907
Proceeds from sale of investments	181,158	—
Proceeds from sale of strategic equity investment	—	15,500
Net cash provided by (used in) investing activities	269,838	(83,465)
Cash flows from financing activities
Repayment of convertible senior notes	(416,492)	—
Payment of taxes related to the net share settlement of equity awards	(1,642)	(8,648)
Proceeds from common stock issued under stock plans	392	2,191
Net cash used in financing activities	(417,742)	(6,457)
Effect of exchange rate changes	(160)	(149)
Net (decrease) increase in cash, cash equivalents and restricted cash	(123,565)	17,006
Cash, cash equivalents and restricted cash, beginning of period	164,359	137,976
Cash, cash equivalents and restricted cash, end of period	$40,794	$154,982

	Nine Months Ended September 30,
	2025	2024
Supplemental cash flow data:
Cash paid during the period for:
Interest	$224	$449
Income taxes, net of refunds	$2,205	$3,531
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$5,429	$6,329
Right of use assets obtained in exchange for lease obligations:
Operating leases	$1,636	$9,686
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$1,750	$4,771

	Nine Months Ended September 30,
	2025	2024
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$38,180	$152,073
Restricted cash included in other current assets	912	454
Restricted cash included in other assets	1,702	2,455
Total cash, cash equivalents and restricted cash	$40,794	$154,982

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(17,471)	$(212,639)	$(70,618)	$(830,943)
Interest expense, net	41	658	549	1,959
(Provision for) benefit from income taxes	1,683	(2,723)	3,918	144,681
Depreciation and amortization expense	15,321	19,573	63,641	58,966
EBITDA	(426)	(195,131)	(2,510)	(625,337)
Share-based compensation expense	5,925	21,931	25,094	69,267
Other income, net	(1,377)	(7,586)	(16,433)	(25,485)
Restructuring charges	9,132	2,112	30,974	8,840
Loss contingency	—	5,100	7,500	5,100
Impairment of strategic equity investment	—	—	6,000	—
Impairment of lease related assets	—	—	3,004	2,189
Impairment expense	—	195,708	2,000	677,239
Content and related assets charge	—	—	—	729
Acquisition-related compensation costs	—	132	—	560
Adjusted EBITDA	$13,254	$22,266	$55,629	$113,102

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenues	$31,701	$43,420	$121,152	$135,328
Amortization of intangible assets	(1,077)	(1,423)	(3,230)	(7,636)
Share-based compensation expense	(102)	(471)	(471)	(1,450)
Restructuring charges	(915)	(12)	(1,656)	(203)
Content and related assets charge	—	—	—	(729)
Acquisition-related compensation costs	—	(5)	—	(16)
Non-GAAP cost of revenues	$29,607	$41,509	$115,795	$125,294

Gross profit	$46,041	$93,173	$183,097	$338,762
Amortization of intangible assets	1,077	1,423	3,230	7,636
Share-based compensation expense	102	471	471	1,450
Restructuring charges	915	12	1,656	203
Content and related assets charge	—	—	—	729
Acquisition-related compensation costs	—	5	—	16
Non-GAAP gross profit	$48,135	$95,084	$188,454	$348,796

Gross margin %	59%	68%	60%	71%
Non-GAAP gross margin %	62%	70%	62%	74%

Operating expenses	$63,165	$315,463	$265,681	$1,048,550
Share-based compensation expense	(5,823)	(21,460)	(24,623)	(67,817)
Amortization of intangible assets	—	—	—	(1,291)
Restructuring charges	(8,217)	(2,100)	(29,318)	(8,637)
Loss contingency	—	(5,100)	(7,500)	(5,100)
Impairment of strategic equity investment	—	—	(6,000)	—
Impairment of lease related assets	—	—	(3,004)	(2,189)
Impairment expense	—	(195,708)	(2,000)	(677,239)
Acquisition-related compensation costs	—	(127)	—	(544)
Non-GAAP operating expenses	$49,125	$90,968	$193,236	$285,733

Loss from operations	$(17,124)	$(222,290)	$(82,584)	$(709,788)
Share-based compensation expense	5,925	21,931	25,094	69,267
Amortization of intangible assets	1,077	1,423	3,230	8,927
Restructuring charges	9,132	2,112	30,974	8,840
Loss contingency	—	5,100	7,500	5,100
Impairment of strategic equity investment	—	—	6,000	—
Impairment of lease related assets	—	—	3,004	2,189
Impairment expense	—	195,708	2,000	677,239
Content and related assets charge	—	—	—	729
Acquisition-related compensation costs	—	132	—	560
Non-GAAP (loss) income from operations	$(990)	$4,116	$(4,782)	$63,063

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(17,471)	$(212,639)	$(70,618)	$(830,943)
Share-based compensation expense	5,925	21,931	25,094	69,267
Amortization of intangible assets	1,077	1,423	3,230	8,927
Amortization of debt issuance costs	41	547	459	1,628
Restructuring charges	9,132	2,112	30,974	8,840
Loss contingency	—	5,100	7,500	5,100
Impairment of strategic equity investment	—	—	6,000	—
Impairment of lease related assets	—	—	3,004	2,189
Impairment expense	—	195,708	2,000	677,239
Income tax effect of non-GAAP adjustments	1,717	(4,468)	4,254	126,182
Gain on early extinguishment of debt	—	—	(7,360)	—
Gain on sale of strategic equity investment	—	—	—	(3,783)
Content and related assets charge	—	—	—	729
Acquisition-related compensation costs	—	132	—	560
Non-GAAP net income	$421	$9,846	$4,537	$65,935

Weighted average shares used to compute net loss per share	108,450	103,723	106,851	102,893
Effect of shares for stock plan activity	1,699	67	728	885
Effect of shares related to convertible senior notes	583	9,234	2,573	9,234
Non-GAAP weighted average shares used to compute non-GAAP net income per share	110,732	113,024	110,152	113,012

Net loss per share	$(0.16)	$(2.05)	$(0.66)	$(8.08)
Adjustments	0.16	2.14	0.70	8.66
Non-GAAP net income per share	$—	$0.09	$0.04	$0.58

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$24,499	$107,077
Purchases of property and equipment	(21,651)	(61,659)
Free cash flow	$2,848	$45,418

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending December 31, 2025
Net loss	$(29,100)
Interest expense, net	100
Provision for income taxes	100
Depreciation and amortization expense	15,200
EBITDA	(13,700)
Share-based compensation expense	7,600
Other income, net	(1,200)
Restructuring charges	17,800
Adjusted EBITDA	$10,500
* Adjusted EBITDA guidance for the three months ending December 31, 2025 represent the midpoint of the range of $10 million to $11 million, respectively.